Exhibit 99.1

Contact:
Michael L. McMullan	David G. Wallace
President and CEO	EVP and CFO
(239) 254-2143	(239) 254-2132

For Immediate Release

BANCSHARES OF FLORIDA REFILES COMMON STOCK OFFERING

1.250 Million Common Shares Offered; Marketing Period Underway

Naples, Florida– July 21, 2004 – Michael L. McMullan, Chief Executive Officer and President of Bancshares of Florida, Inc., (NASDAQ SmallCap: BOFL), a multi-bank holding company based in Naples, Florida, announced today that the company has begun a series of investor presentations related to a new common stock offering. The company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission on June 24, 2004.

McMullan stated, “We have again partnered with the investment banking firm of Advest, Inc. to underwrite this offering. Upon the Prospectus being declared effective, Bancshares of Florida will be offering 1,250,000 shares of common stock through Advest, at a to-be-determined offering price. Depending upon market conditions, we expect pricing and completion of the offering before the end of this month.”

The Registration Statement relating to the common shares has been filed with the Securities and Exchange Commission, but has not yet become effective. The common shares to be issued in this offering may not be sold, nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Registration Statement may be obtained from: David G. Wallace, Chief Financial Officer, Bancshares of Florida, Inc., 1185 Immokalee Road, Naples, Florida 34110; telephone: (239) 265-2132. Copies may also be viewed on the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

BANCSHARES OF FLORIDA, INC.

Please visit the company’s web site, www.bankofflorida.com, for an electronic version of this release as well as other investor relations materials. Click on “Investor Relations” and select the “News” section.

Bancshares of Florida, Inc., f/k/a Citizens Bancshares of South Florida, Inc. (“Bancshares”) is a $297- million-asset bank holding company located in Naples, Florida. It is the parent company for Bank of Florida, N.A., f/k/a Citizens National Bank of Southwest Florida, and Bank of Florida Trust Company, both based in Naples, Florida, and Bank of Florida, based in Ft. Lauderdale, Florida. Since December 30, 2002, Bancshares’ common stock has been listed on the NASDAQ SmallCap Market under the symbol “BOFL”. Trading of an additional 1.0 million shares received via its $10 million initial public offering, the nation’s first IPO of 2003, began on February 10, 2003. Investor information may be found on the company’s web site, www.bankofflorida.com, by clicking on the “Investor Relations” tab.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2004 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.